SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No.    )

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Thrivent Mutual Funds

(Name of Registrant As Specified In Charter)

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4)	Date Filed: September 25, 2012

THRIVENT MUTUAL FUNDS

625 Fourth Avenue South

Minneapolis, Minnesota 55415

September 25, 2012

Dear Shareholder:

On July 27, 2012, DuPont Capital Management Corporation (“DuPont Capital”) entered into a sub-advisory agreement with Thrivent Asset Management, LLC and Thrivent Mutual Funds and began serving as one of the investment subadvisers for Thrivent Partner Worldwide Allocation Fund on July 31, 2012. For more details about DuPont Capital, please review the enclosed Information Statement.

As always, our goal is to provide a range of high-quality investment choices to our shareholders. Thrivent Partner Worldwide Allocation Fund provides a unique choice in your asset allocation strategies.

Sincerely,

Russell S. Swansen

President and Trustee

INFORMATION STATEMENT

Thrivent Partner Worldwide Allocation Fund

Series of

Thrivent Mutual Funds

625 Fourth Avenue South

Minneapolis, Minnesota 55415

1-800-847-4836

This Information Statement is being provided to notify you that DuPont Capital Management Corporation (“DuPont Capital”) entered into a sub-advisory agreement and has been added as one of the investment subadvisers for Thrivent Partner Worldwide Allocation Fund (the “Fund”), a series of Thrivent Mutual Funds (the “Trust”), as of July 31, 2012. This information statement is being mailed to shareholders of the Fund on or about September 25, 2012.

This is not a proxy statement. We are not asking you for a proxy and you are requested not to send us a proxy. Furthermore, this matter is not subject to a vote of shareholders, and we will not be holding a meeting of shareholders or otherwise asking shareholders to vote on this matter. We are providing this Information Statement solely to provide you with information about DuPont Capital.

Important Notice Regarding Internet Availability of this Information Statement:

This information statement is available at https://www.thrivent.com/investment/mutualfunds/prospectus_reports.html

APPOINTMENT OF NEW SUBADVISER FOR THE FUND

Thrivent Asset Management, LLC (“TAM”), which serves as the Trust’s investment adviser, has the authority to enter into and amend subadvisory agreements without shareholder approval pursuant to exemptive order obtained from the Securities and Exchange Commission on February 19, 2003. A fund operating under this structure is sometimes referred to as a “manager-of-managers fund.” The exemptive order requires the Trust to provide shareholders with this Information Statement in order to disclose substantially the same information about the investment subadviser, the subadvisory agreement and the subadvisory fee that would have been included in a proxy statement if shareholder approval had been required.

Matters Considered by the Board in Approving the Investment Subadvisory Agreement with DuPont Capital

Under Section 15 of the Investment Company Act of 1940 (the “Investment Company Act”), the Board of Trustees (the “Board”) of the Trust, a majority of the members of which have no direct or indirect interest in the investment advisory or subadvisory agreements and are not “interested persons” of the Trust, as defined in the Investment Company Act (the “Independent Trustees”), must determine whether to approve any new advisory agreement, including any new subadvisory agreement, for any series of the Trust. In this regard, at an in person meeting held on May 22-23, 2012 (the “meeting”), the Board reviewed and approved a new investment subadvisory agreement (the “Subadvisory Agreement”) among the Trust, TAM, and DuPont Capital with respect to managing a portion of the Fund allocated to emerging market equity securities.

At the meeting, the Board considered the factors and reached the conclusions described below relating to the selection of TAM and DuPont Capital and the approval of the Subadvisory Agreement. Prior to the meeting, the

INFORMATION STATEMENT

Independent Trustees conferred among themselves and with representatives of TAM about these matters. The Independent Trustees were assisted in their evaluation of the Subadvisory Agreement by independent legal counsel, from whom they receive separate legal advice and with whom they met separately from TAM. Each Independent Trustee relied on his or her own business judgment in determining the weight to be given to each factor considered in evaluating the materials that were presented.

Nature, Extent and Quality of Services

The Board received and considered information regarding the nature, extent and quality of services that are anticipated to be provided to the Fund by DuPont Capital under the Subadvisory Agreement. TAM began by discussing its rationale for recommending a new subadviser to manage the portion of the Fund dedicated to an emerging markets equity strategy. Management of TAM explained its process for selecting a new subadviser to recommend to the Board. The Board received and considered information about the investment strategies and investment processes for the Fund, about DuPont Capital and its history and experience with managing accounts utilizing an investment style and strategy similar to that proposed for the allocated portion of the Fund.

The Board evaluated the ability of DuPont Capital, based on its resources, reputation and other attributes, including research, advisory and supervisory capabilities. The Board considered the due diligence review of DuPont Capital’s compliance program discussed by the Trust’s Chief Compliance Officer. The Board considered TAM’s oversight of the Funds’ service providers, include DuPont Capital, if approved by the Board. The Board concluded that the nature, extent and quality of the investment advisory services anticipated to be provided by TAM and the subadvisory services anticipated to be provided by DuPont Capital supported approval of the Subadvisory Agreement.

Performance of the Funds

The Board considered the performance of another account managed by DuPont Capital utilizing an investment style and strategy similar to that proposed for the allocated portion of the Fund, including how such account performed in relation to a benchmark index. TAM presented DuPont Capital’s risk-adjusted performance across the span of several years, relative to the MSCI Emerging Markets Index. The Board noted that DuPont Capital’s strategy delivered higher returns over time in comparison to the benchmark index.

Investment Advisory and Subadvisory Fees and Fund Expenses

The Board reviewed and considered the contractual investment subadvisory fee rate that would be payable by TAM to DuPont Capital for investment subadvisory services to the Fund. The Board reviewed the amount of the fees and considered that the subadvisory contract had been negotiated at arm’s length between TAM and DuPont Capital and was reasonable. In addition, the Board was informed of all material separate arrangements for unrelated services between DuPont Capital and TAM or its affiliates.

Cost of Services and Profitability

As part of the annual contract review process, the Board noted that it would have an opportunity to review profitability attributable to the Fund in the context of future annual contract renewals. The Board did not consider separate profitability information with respect to DuPont Capital, which is not affiliated with TAM. The Board considered that the subadvisory fees payable to DuPont Capital had been negotiated on an arm’s-length basis and that DuPont Capital’s profitability from its relationship with the Fund was not a material factor in determining whether to approve the Subadvisory Agreement.

INFORMATION STATEMENT

Economies of Scale and Breakpoints

The Board considered whether economies of scale might be realized as the Fund’s assets increase. It was noted that TAM had instituted, in the previous year, a breakpoint at the Fund level (i.e., with respect to the investment advisory agreement between the Fund and TAM) in contemplation of a merger of the previously existing Thrivent Partner International Stock Fund into the Fund, which occurred on September 16, 2011. In addition, the expenses of the Fund, at the time of the Board’s approval of the Subadvisory Agreement, were subject to a contractual expense waiver. TAM also agreed to institute a breakpoint in the subadvisory fee that took into account the assets managed by DuPont Capital for all the Thrivent-sponsored mandates (i.e., the Thrivent Partner Emerging Markets Equity Fund, the portion of the Thrivent Partner Worldwide Allocation Portfolio, and the portion of the Fund).

Other Benefits to the Adviser and its Affiliates

The Board considered information regarding potential “fall-out” or ancillary benefits that TAM and its affiliates may receive as a result of their relationship with the Funds, both tangible and intangible, such as their ability to leverage investment professionals who manage other portfolios, reputational benefits in the investment advisory community and the engagement of affiliates as service providers to the Funds. The Board noted that such benefits were difficult to quantify but were consistent with benefits received by other mutual fund advisers.

Based on the factors discussed above, the Board, including a majority of the Independent Trustees, approved the Subadvisory Agreement.

Transaction of Interested Trustee

As of December 31, 2011, Richard L. Gady and Nancy F. Gady (spouse) beneficially owned 2,292 shares of E.I. du Pont de Nemours and Company (“E.I. DuPont”) common stock. DuPont Capital is a wholly-owned subsidiary of E.I. DuPont. On December 31, 2011, E.I. DuPont common stock was valued at $45.78 per share. The total value of the common stock beneficially owned by Mr. Gady was approximately $104,928, which is significantly less than 0.01% of E.I DuPont’s outstanding common stock. Mr. Gady sold his shares of E.I. DuPont in July 2012, before DuPont Capital Management Corporation managed assets for Thrivent Mutual Funds.

Information about DuPont Capital

DuPont Capital is a wholly-owned subsidiary of E.I. DuPont. DuPont Capital was established in 1975 and has managed assets as a subsidiary since 1993. DuPont Capital had approximately $28.4 billion in assets under management as of June 30, 2012.

Information about the principal executive officer and each director of DuPont Capital is provided in the following table. The address of each is Delaware Corporate Center, 1 Righter Parkway, Suite 3200, Wilmington, DE 19803.

Name	Position with DuPont Capital, Principal Occupation
Valerie J. Sill	President and Chief Executive Officer
Krzysztof A. Kowal	Managing Director and Chief Investment Officer, Fixed Income Investments
Rafi Zaman	Managing Director, Global Equity
John R. Macedo	Chief Administrative Officer
Carmen J. Gigliotti	Managing Director, Private Markets Group
Brett F. Sumsion	Chief Commercial Officer and Managing Director, Private Markets Group
Robin P. Sachs	Chief Operating Officer

INFORMATION STATEMENT

DuPont Capital serves as the investment adviser for DuPont Capital Emerging Markets Fund. The investment advisory fees for the fund are set forth in the table below:

Name of Fund	Net Assets Managed as of 6/30/2012	Investment Advisory Fee Annual Rate of Compensation (% of average net assets)
DuPont Capital Emerging Markets Fund	$261.8 million	1.05% of all assets

DuPont Capital has contractually agreed to reduce its investment advisory fee and/or reimburse certain expenses of the DuPont Capital Emerging Markets Fund to the extent necessary to ensure that the fund’s total operating expenses (excluding certain fees and expenses) do not exceed 1.60% (on an annual basis) of the fund’s average daily net assets (the “Expense Limitation”). The Expense Limitation will remain in place until August 31, 2013, unless the Board of Trustees of FundVantage Trust approves its earlier termination. DuPont Capital is entitled to recover, subject to approval by FundVantage Trust’s Board of Trustees, such amounts reduced or reimbursed for a period of up to three years from the year in which DuPont Capital reduced its compensation and/or assumed expenses for the fund. No recoupment will occur unless the fund’s expenses are below the Expenses Limitation.

DuPont Capital subadvises three other mutual funds with investment objectives and strategies similar to those of the portion of the Fund DuPont Capital manages: Mainstay VP DFA/DuPont Capital Emerging Markets Equity Portfolio, Thrivent Partner Emerging Markets Equity Fund, and Thrivent Partner Worldwide Allocation Portfolio.

The investment subadvisory fees for the three other funds DuPont Capital subadvises are set forth in the table below:

Name of Fund	Net Assets Managed as of 6/30/2012	Investment Sub-Advisory Fee Annual Rate of Compensation (% of average net assets)

Mainstay VP DFA/DuPont Capital Emerging Markets Equity Portfolio	$280.4 million	0.68% on assets up to $200 million 0.65% on assets from $200 million to $450 million 0.60% on assets over $450 million

Thrivent Partner Emerging Markets Equity Fund	N/A1	0.72% on assets up to $50 million 0.68% on assets over $50 million[2]

Thrivent Partner Worldwide Allocation Portfolio	N/A1	0.72% on assets up to $50 million 0.68% on assets over $50 million[2]

1	DuPont Capital did not begin managing assets for Thrivent Partner Emerging Markets Equity Fund until August 31, 2012 and did not begin managing assets for Thrivent Partner Worldwide Allocation Portfolio until July 27, 2012.

2	Assets managed by DuPont Capital of the Fund, Thrivent Partner Emerging Markets Equity Fund, and Thrivent Partner Worldwide Allocation Portfolio are combined when determining the applicable investment subadvisory fee for those three funds.

None of the three funds listed above are subject to any subadvisory fee waivers or reductions.

DuPont Capital has no affiliated brokers through whom trades will be executed on behalf of the Fund.

INFORMATION STATEMENT

The Investment Advisory Agreement

Thrivent Asset Management, LLC, 625 Fourth Avenue South, Minneapolis, Minnesota 55415, serves as investment adviser for the Trust under an investment advisory agreement, dated January 1, 2006. The investment advisory agreement for the Trust was last submitted to a vote of shareholders when it was approved by the initial shareholder at the time of the Trust’s inception. TAM and its affiliates have been in the investment advisory business since 1986 and managed approximately $75 billion in assets as of December 31, 2012. The Trust pays TAM a fee for serving as investment adviser for the Fund equal to 0.900% of the first $250 million of average daily net assets, 0.850% of the next $750 million of average daily net assets, and 0.800% of average daily net assets over $1 billion.

Investment Subadvisory Agreements

DuPont Capital serves pursuant to the Subadvisory Agreement (a copy of which is attached as Exhibit A hereto). Pursuant to the terms of the Subadvisory Agreement, DuPont Capital provides continuous investment management services to the Fund, subject to the overall supervision of the Board and TAM. From the investment advisory fee that TAM receives from the Fund, it pays DuPont Capital a fee, based on assets subject to DuPont Capital’s investment discretion, equal to 0.72% on the first $50 million of average daily net assets, 0.68% on average daily net assets over $50 million for serving as investment subadviser for the Fund. Solely for purposes of calculating breakpoints in the fees payable under the Subadvisory Agreement, the value of the average daily net assets of the Fund that are subject to DuPont Capital’s investment discretion are aggregated with the value of the average daily net assets of the Thrivent Partner Emerging Markets Equity Fund, a separate series of the Trust, and the portion of the value of the average daily net assets of the Thrivent Partner Worldwide Allocation Portfolio, a series of Thrivent Series Fund, Inc., that are subject to DuPont Capital’s investment discretion.

The Subadvisory Agreement provides that DuPont Capital will not be liable for any act or omission in the course of, or connected with, rendering services under the Subadvisory Agreement, except when such services are rendered in bad faith, gross negligence, willful misfeasance or reckless disregard of its duties under the Subadvisory Agreement. DuPont Capital will, however, indemnify and hold harmless the Trust, TAM, the Board or shareholders from any and all claims, losses, expenses, obligations or liabilities (including reasonable attorneys fees) which arise or result from the subadviser’s bad faith, gross negligence, willful misfeasance or reckless disregard of its duties under the Subadvisory Agreement.

The Subadvisory Agreement provides that it will remain in effect continuously for two years following its effective date, unless terminated sooner. Thereafter, it will continue to be renewed for successive one-year terms provided that the renewal is specifically approved at least annually by either the Board or a majority of the outstanding shares of the Fund and, in either case, by a majority of the Trustees who are not interested persons of any party to the Subadvisory Agreement.

The Trust may terminate the Subadvisory Agreement by a vote of a majority of the Independent Trustees or a majority of its outstanding voting securities at any time on 60 days’ written notice to TAM and DuPont Capital. TAM may terminate the Subadvisory Agreement upon 60 days’ written notice to DuPont Capital, and DuPont Capital may terminate the Subadvisory Agreement at any time upon 60 days’ written notice to TAM. The Subadvisory Agreement will automatically terminate without penalty in the event of its assignment as defined in the Investment Company Act of 1940.

INFORMATION STATEMENT

SHAREHOLDER REPORT

The Fund’s annual report for the year ended October 31, 2011 has been previously sent to shareholders. You may obtain a copy of the annual report upon request, without charge, by writing to 625 Fourth Avenue South, Minneapolis, Minnesota 55415, or by calling (800) 847-4836 or visiting the Web site at www.thrivent.com.

RECORD OF BENEFICIAL OWNERSHIP

As of August 1, 2012, the trustees and officers of the Trust as a group owned beneficially less than 1% of the outstanding shares of the Fund. As of August 1, 2012, no person, except as set forth in the table below, was known to own beneficially or of record 5% or more of the outstanding shares of the Fund.

Thrivent Partner Worldwide Allocation Fund

Shareholder	Number of Shares	% of Outstanding
Thrivent Moderately Aggressive Allocation Fund	19,423,219.21	24.28%
Thrivent Moderate Allocation Fund	15,371,773.77	19.21%
Thrivent Aggressive Allocation Fund	10,089,921.95	12.61%
Thrivent Financial for Lutherans (EDSOP Accounts)	6,166,635.70	7.71%
National Financial Services Corp.	4,717,086.11	5.90%
Thrivent Moderately Conservative Allocation Fund	4,393,475.71	5.49%

Exhibit A

INVESTMENT SUB-ADVISORY AGREEMENT

By and Among

Thrivent Asset Management, LLC

and

Thrivent Mutual Funds

and

DuPont Capital Management

INVESTMENT SUBADVISORY AGREEMENT, made as of the 27th day of July, 2012 (the “Effective Date”),1 by and among Thrivent Asset Management, LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Adviser”), Thrivent Mutual Funds, a business trust organized and existing under the laws of the Commonwealth of Massachusetts (“Trust”), DuPont Capital Management, a corporation organized and existing under the laws of the State of Delaware (“Sub-adviser”).

WHEREAS, Adviser has entered into an Investment Advisory Agreement dated as of the 1st day of January, 2006 (“Advisory Agreement”) with the Trust, which is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”); and

WHEREAS, the Trust is authorized to issue shares of the Thrivent Partner Worldwide Allocation Fund (the “Worldwide Fund”) and the Thrivent Partner Emerging Markets Equity Fund (“EM Fund”), both of which are separate series of the Trust;2 and

WHEREAS, Sub-adviser is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”); and

WHEREAS, the Trust and Adviser desire to retain Sub-adviser as Sub-adviser to furnish certain investment advisory services to Adviser and the Fund and Sub-adviser is willing to furnish such services.

NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

I. Appointment. (A) Adviser hereby appoints Sub-adviser as its investment Sub-adviser with respect to the Fund for the period and on the terms set forth in this Agreement, and (B) Sub-adviser hereby accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. Such appointment shall apply to such portion of the Fund’s assets as is allocated to the Sub-adviser by the Adviser from time to time in the sole discretion of the Adviser.

II Additional Series. In the event that the Trust establishes one or more series of shares other than the Fund with respect to which Adviser desires to retain Sub-adviser to render investment advisory services hereunder, Adviser shall so notify Sub-adviser in writing, indicating the advisory fee to be payable with respect to the additional series of shares. If Sub-adviser is willing to render such services on the terms provided for herein, it shall so notify Adviser in writing, whereupon such series shall become a Fund hereunder.

III. Duties of Sub-adviser.

A.	Sub-adviser is hereby authorized and directed and hereby agrees to (i) furnish continuously an investment program for the Fund, and (ii) determine from time to time what investments

[1]	For purposes of this Agreement, the Effective Date is July 27, 2012 with respect to the Worldwide Fund (as defined below) and August 31, 2012 with respect to the EM Fund (as defined below).

[2]	For purposes of this Agreement, the Worldwide Fund and the EM Fund are each deemed to be a “Fund.”

shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held uninvested. Sub-adviser shall perform these duties subject always to (1) the overall supervision of Adviser and the Board of Trustees of the Trust (the “Board”), (2) the Trust’s Declaration of Trust and By-laws (as defined below), as amended from time to time, (3) the stated investment objectives, policies and restrictions of the Fund as set forth in the Trust’s then current Registration Statement (as defined below), (4) any additional policies or guidelines established by Adviser or Board that have been furnished in writing to Sub-adviser, (5) applicable provisions of law, including, without limitation, all applicable provisions of the 1940 Act and the rules and regulations thereunder, and (6) the provisions of the Internal Revenue Code of 1986, as amended (the “Code”) applicable to “regulated investment companies” (as defined in Section 851 of the Code), as amended from time to time. In accordance with Section VII, Sub-Adviser shall arrange for the execution of all orders for the purchase and sale of securities and other investments for the Fund’s account and will exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales, or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales, or other transactions, including without limitation, management of cash balances in the Fund.

B.	Sub-adviser shall have no responsibility with respect to maintaining custody of the Fund’s assets. Sub-adviser shall affirm security transactions with central depositories and advise the custodian of the Fund (“Custodian”), as identified in the Trust’s Registration Statement (as defined below), or such depositories or agents as may be designated by Custodian and Adviser promptly of each purchase and sale of a Fund security, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, the commission and gross or net price, the trade date and settlement date and the identity of the effecting broker or dealer. Sub-adviser shall from time to time provide Custodian and Adviser with evidence of authority of its personnel who are authorized to give instructions to Custodian.

C.	Unless Adviser advises Sub-adviser in writing that the right to vote proxies has been expressly reserved to Adviser or the Trust or otherwise delegated to another party, Sub-adviser shall exercise voting rights incident to any securities held in the Fund without consultation with Adviser or Trust, provided that Sub-adviser will follow any written instructions received from Adviser or Trust with respect to voting as to particular issues. Sub-adviser shall further respond to all corporate action matters incident to the securities held in the Fund including, without limitation, proofs of claim in bankruptcy and class action cases and shelf registrations.

D.	Upon request of Custodian and/or Trust, Sub-adviser shall provide assistance in connection with the determination of the fair value of securities in the Fund for which market quotations are not readily available.

E.	In the performance of its duties hereunder, Sub-adviser is and shall be an independent contractor and except as expressly provided for herein or otherwise expressly provided or authorized shall have no authority to act for or represent the Fund or the Trust in any way or otherwise be deemed to be an agent of the Fund, the Trust or of Adviser.

F.	The Sub-adviser shall have no responsibility under this Agreement with respect to the management of assets of the Fund other than the portion of the Fund’s assets with respect to which the Sub-Adviser provides investment advice.

G.	The Sub-adviser is prohibited from consulting with any other sub-adviser of the Fund, if any, or the sub-adviser to any other investment company (or separate series of an investment company)

managed by the Adviser concerning the Fund’s transactions in securities or other assets, except for the purpose of complying with the conditions of Rule 12d3-1 (a) and (b) under the 1940 Act.

IV. Compensation. For the services provided pursuant to this Agreement, Sub-adviser shall receive an investment management fee computed as set forth in Schedule I attached hereto and incorporated herein by reference. The management fee shall be payable monthly in arrears to Sub-adviser on or before the 10th day of the next succeeding calendar month and shall be calculated based on the average daily net assets of the Fund during the month to which the payment relates. If this Agreement becomes effective or terminates before the end of any month, the investment management fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proration which such period bears to the full month in which such effectiveness or termination occurs.

V. Expenses. During the term of this Agreement, Sub-adviser will bear all expenses incurred by it in the performance of its duties hereunder, other than those expenses specifically assumed by the Trust hereunder. The Trust shall assume and shall pay all brokers’ and underwriting commissions chargeable to the Trust in connection with the securities transactions to which the Fund is a party.

VI. Duties of Adviser. Adviser has furnished Sub-adviser with copies of each of the following documents and will furnish to Sub-adviser at its principal office all future amendments and supplements to such documents, if any, as soon as practicable after such documents become available:

(1)	The Declaration of Trust of the Trust, as filed with the State of Massachusetts, as in effect on the date hereof and as amended from time to time (“Declaration”);

(2)	The by-laws of the Trust as in effect on the date hereof and as amended from time to time (“By-Laws”);
(3)	Certified resolutions of the Board authorizing the appointment of Adviser and Sub-adviser and approving the form of the Advisory Agreement and this Agreement;

(4)	The Trust’s Registration Statement under the 1940 Act and the Securities Act of 1933, as amended (the “1933 Act”) on Form N-1A, as filed with the Securities and Exchange Commission (“SEC”) relating to the Fund and its shares and all amendments thereto (“Registration Statement”);

(5)	The Notification of Registration of the Trust under the 1940 Act on Form N-8A as filed with the SEC and any amendments thereto;

(6)	The Fund’s most recent prospectus (the “Prospectus”); and

(7)	Copies of reports made by the Trust to its shareholders.

Adviser shall furnish Sub-adviser with any further documents, materials or information that Sub-adviser may reasonably request to enable it to perform its duties pursuant to this Agreement.

VII. Fund Transactions.

A.

Sub-adviser agrees that, in executing Fund transactions and selecting brokers or dealers, if any, it shall use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, Sub-adviser shall consider all factors it deems relevant, including the breadth of the market and the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, with respect to the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer, if any, to execute a particular transaction, Sub-adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (“1934 Act”)) provided to Sub-adviser with respect to the Fund and/or other accounts over which Sub-adviser exercises investment discretion. Except to the extent prohibited or limited by law or regulation, Sub-adviser may, in its discretion, agree to pay a broker or dealer that furnishes such brokerage or research services a higher commission than that which might have been charged by another broker-dealer for effecting the same transactions, if Sub-adviser determines in good faith that such commission is reasonable in relation to the brokerage and research services provided by the broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of Sub-adviser with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the 1934 Act). Sub-adviser shall, upon request from Adviser, provide such periodic and special reports describing any such brokerage and research services received and the incremental commissions, net price or other consideration to which they relate.

B.	In no instance will Fund securities be purchased from or sold to Sub-adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder.

C.	Sub-adviser may buy securities for the Fund at the same time it is selling such securities for another client account and may sell securities for the Fund at the time it is buying such securities for another client account. In such cases, subject to applicable legal and regulatory requirements, and in compliance with such procedures of the Trust as may be in effect from time to time, Sub-adviser may effectuate cross transactions between the Fund and such other account if it deems this to be advantageous. Adviser and the Trust acknowledge that, in the event of any such cross transaction, Sub-adviser may have a potentially conflicting division of loyalties and responsibilities regarding the Fund and such other client account, and each of Adviser and the Trust consents to any such cross transaction. THE FOREGOING CONSENT TO CROSS TRANSACTIONS EFFECTUATED BY
SUB-ADVISER MAY BE REVOKED AT ANY TIME BY ADVISER OR THE TRUST BY WRITTEN NOTICE TO SUB-ADVISER.

D.	On occasions when Sub-adviser deems the purchase or sale of a security to be in the best interest of the Trust as well as other clients of Sub-adviser, Sub-adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by Sub-adviser in the manner Sub-adviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients.

VIII. Ownership of Records. Sub-adviser shall maintain all books and records required to be maintained by Sub-adviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of the Fund. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Sub-adviser hereby agrees (A) that all records that it maintains for the Fund are the property of the Trust, (B) to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Trust and that are required to be maintained by Rule 31a-1 under the 1940 Act, and (C) to surrender promptly to the Trust any records that it maintains for the Trust upon request by the Trust; provided, however, Sub-adviser may retain copies of such records.

IX. Reports and Meetings.

A.	Sub-adviser shall furnish to the Board or Adviser, or both, as appropriate, such information, reports, evaluations, analyses and opinions as are required by law or that the Board or Adviser, as appropriate, may reasonably require, including, without limitation: compliance reporting and certification with respect to:

1.	Affiliated Brokerage Transactions

2.	Affiliated Underwritings
3.	Cross Transactions
4.	Prospectus Compliance
5.	Code of Ethics
6.	Soft Dollar Usage
7.	Price Overrides/Fair Valuation Determinations

B.	Sub-adviser shall make available in person to the Board and to Adviser personnel of Sub-adviser as the Board or Adviser may reasonably request to review the investments and the investment program of the Fund and the services provided by Sub-adviser hereunder.

X. Services to Other Clients. Nothing contained in this Agreement shall limit or restrict (i) the freedom of Sub-adviser, or any affiliated person thereof, to render investment management and corporate administrative services to other investment companies, to act as investment manager or investment counselor to other persons, firms, or corporations, or to engage in any other business activities, or (ii) the right of any director, officer, or employee of Sub-adviser, who may also be a director, officer, or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

XI. Sub-adviser’s Use of the Services of Others. Sub-adviser may, at its cost, employ, retain, or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of providing Sub-adviser or the Trust or Fund, as appropriate, with such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities, or such other information, advice, or assistance as Sub-adviser may deem necessary, appropriate, or convenient for the discharge of its obligations hereunder or otherwise helpful to the Trust or the Fund, as appropriate, or in the discharge of Sub-adviser’s overall responsibilities with respect to the other accounts that it serves as investment manager or counselor.

XII. Liability of Sub-adviser; Indemnification. Neither Sub-adviser nor any of its officers, directors, or employees, nor any person performing executive, administrative, trading, or other functions for the Trust, the Fund (at the direction or request of Sub-adviser) or Sub-adviser in connection with Sub-adviser’s discharge of its obligations undertaken or reasonably assumed with respect to this Agreement (collectively, “Related Persons”), shall be liable for (i) any error of judgment or mistake of law or for any loss suffered by the Trust or Fund or (ii) any error of fact or mistake of law contained in any report or data provided by Sub-adviser, except for any error, mistake or loss resulting from willful misfeasance, bad faith, or gross negligence in the performance by Sub-adviser or such Related Person of Sub-adviser’s duties on behalf of the Trust or Fund or from reckless disregard by Sub-adviser or any such Related Person of the duties of Sub-adviser pursuant to this Agreement (each of which is referred to as a “Culpable Act”).

Notwithstanding the foregoing, any stated limitations on liability shall not constitute a waiver or limitation of any rights which the Adviser or the Trust may have under any applicable federal securities laws, and shall not relieve Sub-adviser from any responsibility or liability for errors committed by Sub-adviser in connection with the execution of trade orders.

Sub-adviser shall indemnify Adviser and its Related Persons and hold them harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liabilities (collectively, “Damages”) arising directly or indirectly out of or in connection with the performance of services by Sub-adviser or its Related Persons hereunder to the extent such Damages result from a Culpable Act of Sub-adviser or its Related Persons.

Adviser shall indemnify Sub-adviser and its Related Persons from and against any Damages arising directly or indirectly out of or in connection with the performance of services by Adviser or its Related Persons under this Agreement or the Advisory Agreement, in each case, to the extent such Damages result from any willful misfeasance, bad faith, gross negligence or reckless disregard of its duties by Adviser or any of its Related Persons.

XIII. Representations of Sub-adviser. Sub-adviser represents, warrants, and agrees as follows:

A.	Sub-adviser (i) is registered with the SEC as an investment adviser under Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify Adviser of the occurrence of any event that would disqualify Sub-adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

B.	Sub-adviser has adopted a written code of ethics (the “Sub-adviser Code”) complying with the requirements of Rule 17j-1 under the 1940 Act, as may be amended from time to time, and, has provided the Adviser and the Trust with a copy of the Sub-adviser Code, together with evidence of its adoption. The Sub-adviser certifies that it has adopted procedures reasonably necessary to prevent “access persons” as defined in Rule 17j-1 (“Access Persons”) from violating the Sub-adviser Code. On a quarterly basis, Sub-adviser will either: (i) certify to Adviser that Sub-adviser and its Access Persons have complied with the Sub-adviser Code with respect to the Fund, or (ii) identify any material violations of the Sub-adviser Code which have occurred with respect to the Fund. In addition, Sub-adviser will furnish at least annually to Adviser and the Board a written report that (a) describes any issues arising under the Sub-adviser Code since the last report to the Board, including, but not limited to, information about material violations of the Sub-adviser Code with respect to the Fund and sanctions imposed in response to the material violations and (b) certifies that the Sub-adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Sub-adviser Code.

C.	Sub-adviser has provided Adviser and the Trust, and Adviser and the Trust acknowledge having received, a copy of Sub-adviser’s Form ADV as most recently filed with the SEC and, if not so filed, the most recent Part 2 of its Form ADV, and Sub-adviser will, promptly after filing any amendment to its Form ADV with the SEC, and, if not so filed, any amendment to Part 2 of its Form ADV, furnish a copy of such amendment to Adviser and the Trust.

D.	Sub-adviser has provided Adviser and the Trust, and Adviser and the Trust acknowledge having received, a description or copy of Sub-adviser’s policies and procedures for voting proxies relating to client securities and information concerning how they can obtain information concerning how Sub-adviser has voted proxies relating to securities held by the Fund.

XIV. Compliance with Applicable Regulations. In anticipation of performing its duties hereunder, Sub-adviser has established compliance procedures (copies of which have been provided to Adviser, receipt of which is hereby acknowledged by Adviser, and which are subject to review and approval by Adviser and the Board) reasonably designed to ensure compliance at all times with all applicable provisions of the 1940 Act and the Advisers Act, and any rules and regulations adopted thereunder; Subchapter M of the Code; the provisions of the Registration Statement; the provisions of the Declaration and the By-Laws of the Trust, as the same may be amended from time to time; and any other applicable provisions of state, federal or foreign law.

XV. Term of Agreement. This Agreement shall become effective with respect to the Fund on the Effective Date and, with respect to any additional Fund, on the date of receipt by the Adviser of notice from the Sub-adviser in accordance with Section II hereof that the Sub-adviser is willing to serve as Sub-adviser with respect to such Fund. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the Effective Date with respect to the Fund and, with respect to each additional Fund, for two years from the date on which this Agreement becomes effective with respect to such Fund. Thereafter, this Agreement shall continue in effect from year to year, with respect to the Fund, subject to the termination provisions and all other terms and conditions hereof, so long as (a) such continuation shall be specifically approved at least annually (i) by either the Board, or by vote of a majority of the outstanding voting securities of the Fund; (ii) in either event, by the vote of a majority of the Trustees of the Trust who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval; and (b) Sub-adviser shall not have notified the Trust, in writing, at least 60 days prior to such approval that it does not desire such continuation. Sub-adviser shall furnish to the Trust, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal, or amendment hereof.

XVI. Termination of Agreement. Notwithstanding the foregoing, this Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of such Fund on 60 days’ prior written notice to Sub-adviser. This Agreement may also be terminated by Adviser (i) with respect to a Fund, on 60 days’ prior written notice to Sub-adviser, without the payment of any penalty; (ii) upon material breach by Sub-adviser of any of the representations and warranties set forth in Section XIII of this Agreement, if such breach shall not have been cured within a 20-day period after notice of such breach; or (iii) if Sub-adviser becomes unable to discharge its duties and obligations under this Agreement. Sub-adviser may terminate this Agreement with respect to a Fund at any time, without the payment of any penalty, on 60 days’ prior notice to Adviser. This Agreement shall terminate automatically in the event of its “assignment”, as such term is defined in the 1940 Act, or upon termination of the Advisory Agreement. Any approval, amendment, or termination of this Agreement with respect to a Fund by the holders of a majority of the outstanding voting securities of such Fund shall be effective to continue, amend or terminate this Agreement with respect to any such Fund notwithstanding (i) that such action has not been approved by the holders of a majority of the outstanding voting securities of any other Fund affected thereby, and/or (ii) that such action has not been approved by the vote of a majority of the outstanding voting securities of the Trust, unless such action shall be required by any applicable law or otherwise.

XVII. Amendments, Waivers, etc. Provisions of this Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Agreement (including any exhibits hereto) may be amended at any time by written mutual consent of the parties, subject to the requirements of the 1940 Act and rules and regulations promulgated and orders granted thereunder.

XVIII. Notification. Sub-adviser will notify Adviser promptly of any change in the personnel of Sub-adviser with responsibility for making investment decisions in relation to the Fund or who have been authorized to give instructions to Custodian. Sub-adviser shall provide sufficient notice to the Adviser and the Trust of any pending change in the ownership of the Sub-adviser.

XIX. Miscellaneous.

A.	Governing Law. This Agreement shall be construed in accordance with the laws of the State of Minnesota without giving effect to the conflicts of laws principles thereof and the 1940 Act. To the extent that the applicable laws of the State of Minnesota conflict with the applicable provisions of the 1940 Act, the latter shall control.

B.	Insurance. Sub-adviser agrees to maintain errors and omissions or professional liability insurance coverage in an amount that is reasonable in light of the nature and scope of Sub-adviser’s business activities.

C.	Captions. The captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

D.	Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements between the parties relating to the subject matter hereof and all such prior agreements shall be deemed terminated upon the effectiveness of this Agreement.

E.	Interpretation. Nothing herein contained shall be deemed to require the Trust to take any action contrary to its Declaration or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Fund.

F.	Definitions. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations, or orders of the SEC validly issued pursuant to the 1940 Act. As used in this Agreement, the terms “majority of the outstanding voting securities,” “affiliated person,” “interested person,” “assignment,” broker,” “investment adviser,” “net assets,” “sale,” “sell,” and “security” shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation, or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order.

G.	Execution in Counterparts. This Agreement may be executed simultaneously in two or more identical counterparts, each of which, standing alone, shall be an original, but all of which shall constitute but one agreement.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

THRIVENT ASSET MANAGEMENT, LLC

By:	/s/ Russell W. Swansen
Name:	Russell W. Swansen
Title:	President

THRIVENT MUTUAL FUNDS

By:	/s/ Russell W. Swansen
Name:	Russell W. Swansen
Title:	President

DUPONT CAPITAL MANAGEMENT

By:	/s/ Valerie J. Sill
Name:	Valerie J. Sill
Title:	President and CEO

Schedule I

Dated as of July 27, 2012

Sub-advisory Fees

Compensation pursuant to paragraph IV of this Sub-advisory Agreement shall be payable monthly in arrears and calculated in accordance with the following schedule applied to the aggregate average daily net assets that are subject to the Sub-adviser’s investment discretion in the Worldwide Fund and the EM Fund:

Average Daily Net Assets*	Rate**
First $50 million	72 bp
Over $50 million	68 bp

*	When average daily net assets exceed the first breakpoint, multiple rates will apply, resulting in a blended rate, e.g., if average daily net assets are $75 million, a rate of 72 bp would apply to $50 million and a rate of 68 bp would apply to $25 million.

**	Solely for purposes of calculating the fees payable under this Fee Schedule, the value of the average daily net assets of the Fund that are subject to the Sub-adviser’s investment discretion shall be aggregated with the value of the average daily net assets of the Thrivent Partner Worldwide Allocation Portfolio that are subject to the Sub-adviser’s investment discretion.